UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 21, 2012

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32630	16-1725106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida 32204

(Address of principal executive offices, including zip code)

(904) 854-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2012, Fidelity National Financial, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto, pursuant to which the Company agreed to sell, subject to the terms and conditions set forth therein, $400 million aggregate principal amount of its 5.50% Notes due September 1, 2022 (the “Notes”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The offer and sale of the Notes are registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-174650) filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2011, as amended by Amendment No. 1 to Form S-3 filed with the SEC on June 3, 2011 (the “Registration Statement”), and will be offered to the public pursuant to the prospectus supplement, dated August 22, 2012, to the prospectus, dated June 3, 2011 (together, the “Prospectus”), which forms part of the Registration Statement.

The Notes will be issued under an Indenture (the “Base Indenture”), dated as of December 8, 2005, between the Company (formerly known as Fidelity National Title Group, Inc.) and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.) as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of January 6, 2006, between such parties (the “First Supplemental Indenture” and, together with the “Base Indenture,” the “First Amended Indenture”), and by a Second Supplemental Indenture, dated as of May 5, 2010, between such parties (the “Second Supplemental Indenture,” and, together with the First Amended Indenture, the “Indenture”). The Notes, and certain specific terms of the Notes, will be established by an officers’ certificate under the Indenture (the “Officers’ Certificate”).

The Notes will be unsecured obligations of the Company and will rank equal in right of payment with the Company’s existing and future unsecured and unsubordinated indebtedness. Interest on the Notes will accrue at a rate of 5.50% per annum and will be payable on March 1 and September 1 of each year, commencing March 1, 2013. The Notes will mature on September 1, 2022. The terms of the Notes are further described in the Prospectus.

The offering of the Notes is expected to close on August 28, 2012. The Company expects the net proceeds from the offering of the Notes to be approximately $395.0 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company will use the net proceeds from the offering to fund the repayment, at or prior to maturity, of the $236.5 million aggregate principal amount outstanding of the Company’s 5.25% unsecured notes maturing in March 2013 and the remainder for general corporate purposes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is incorporated herein by reference and attached hereto as Exhibit 1.1. The foregoing description of the Officers’ Certificate and Notes is not complete and is qualified in its entirety by the full text of the Officers’ Certificate and form of Note, respectively, which the Company will file with the SEC as exhibits to a Current Report on Form 8-K after the completion of the offering of the Notes. The foregoing description of the Base Indenture, First Supplemental Indenture and Second Supplemental Indenture is not complete and is qualified in its entirety by the full text of the Base Indenture, First Supplemental Indenture and Second Supplemental Indenture, respectively, which were filed with the SEC as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, Exhibit 4.1 to the Company’s Current Report on

Form 8-K filed on January 24, 2006, and Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 5, 2010, respectively, and incorporated herein by reference.

Item 8.01.	Other Events.

On August 21, 2012, the Company also issued a press release announcing the pricing of the offering of the Notes. The Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1.1)	Underwriting Agreement, dated as of August 21, 2012, between Fidelity National Financial, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto.

(99.1)	Fidelity National Financial, Inc. Press Release dated August 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.

Date: August 21, 2012	By:	/s/ Anthony J. Park
Anthony J. Park Chief Financial Officer

FIDELITY NATIONAL FINANCIAL, INC.

Exhibit Index to Current Report on Form 8-K

Dated August 21, 2012

Exhibit

Number

(1.1)	Underwriting Agreement, dated as of August 21, 2012, between Fidelity National Financial, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto.

(99.1)	Fidelity National Financial, Inc. Press Release dated August 21, 2012.